                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 2002 (except with respect to the matter discussed in the last paragraph of Note 16, as to which the date is March 9, 2002) included in this Annual Report on Form 10-K into the Company's previously filed Registration Statement File Numbers 333-70625, 333-41778, 333-69352, 333-69358,
and 333-69360.

                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 19, 2002